UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2009

DIGITAL ALLY, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7311 W. 130th Street, Suite 170, Overland Park, KS 66213
(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Digital Ally, Inc. (the “Company”) held an investor conference call on November 5, 2009 to discuss its results of operations for the third quarter of 2009.  During the call Stanton E. Ross, President and Chief Executive Officer, stated that the Company had the potential to generate approximately $8.4 to $10.1 million in revenue during the fourth quarter of 2009.  He explained that this estimate was based on the following assumptions:  that the Company has $1.6 million in back orders, as disclosed in its press release dated November 4, 2009; that it would deliver its previously announced pending Turkish order of over $3.0 million; and that it would achieve a base order flow of approximately $3.8 to $5.5 million.

As stated at the beginning of the conference call, these forward-looking statements were qualified  by cautionary language regarding forward-looking statements contained in the November 4 press release and in the Company's report on Form 10-Q for the three and nine months ended September 30, 2009. Such statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management.  Therefore, actual results for the fourth quarter could differ materially from these forward-looking statements.  A wide variety of factors noted in the press release and Form 10-Q may cause actual results to differ from the forward-looking statements, including in particular the Company’s ability in the fourth quarter to: produce and deliver products to satisfy the back orders; deliver the Turkish order due to governmental and other procedural considerations in Turkey discussed in the call; and achieve the base order flow in the range anticipated.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2009

DIGITAL ALLY, INC.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	President and Chief Executive Officer